EXHIBIT 10.1

             10% SECURED CONVERTIBLE NON-NEGOTIABLE PROMISSORY NOTE


$1,200,000.00                                   Lynnfield, Massachusetts
                                                December 31, 1996


         On July 1, 1997 (the "Maturity Date"), for value received, the undersigned GreenMan Technologies, Inc., a Delaware corporation (the "Maker"), promises to pay to Palomar Medical Technologies, Inc., a Delaware corporation (the "Payee"), the principal sum of One Million Two Hundred Thousand United States Dollars ($1,200,000) or the then outstanding principal amount hereof, together with interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding from the date hereof until payment in full, such interest to be payable at such rates and such times as are hereinafter specified.

1.       INTEREST AND PRINCIPAL

         1.01 Interest. The Maker shall pay interest on the outstanding principal amount of this Note from the date hereof until such principal amount is paid in full at the rate of ten percent (10%) per annum. Interest payments shall be due on July 1, 1997 (the "Payment Date"). Any overdue installment of interest or principal shall bear interest at the rate of fifteen percent (15%) per annum. Interest shall be calculated on the basis of a 365 day year for the actual number of days elapsed.

         1.02 Principal. The entire outstanding principal of this Note together with interest accrued thereon shall be paid on July 1, 1997.

         1.03 Prepayment. This Note may be prepaid, without premium or penalty, in whole or in part, at any time or from time to time after December 31, 1996, at the option of the Maker, by paying to the Payee an amount equal to the amount to be prepaid together with interest accrued thereon through the date of prepayment.

         1.04 Delivery of Payment. All payments made hereunder shall be made by check mailed first class, postage paid to the Payee at the address set forth above or to such other address as the Payee may from time to time designate in writing to the Maker. Such payments shall be accompanied by a notice setting forth in reasonable detail (a) the amount of interest and principal being paid and (b) the remaining principal amount. If any payments are required to be made on a day which is not a Business Day (as hereinafter defined) the date on which such payment is required to be made shall be extended to, and such payment shall be required to be made on, the next Business Day. "Business Day" shall mean a day other than Saturday, Sunday and any day which shall be in the City of Beverly, Massachusetts, a legal holiday or a day on which banking institutions are authorized by law to close.

2.       AGREEMENTS

         2.01 Security. The Maker hereby grants, conveys, and assigns to the Payee security interest in the following described property, to wit: the Collateral, as such term is defined in that certain Security Agreement, of even date herewith, by and between the Maker and the Payee as security for the payment of the obligations of the Maker under the Note. Any disposition of the Collateral by or on behalf of the Payee shall be made in accordance with the provisions of that certain Security Agreement, of even date herewith, by and between the Maker and the Payee.



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3.       DEFAULTS AND REMEDIES

         3.01     Events of Default.  An "Event of Default" shall occur if:

                  (a) the Maker defaults in the payment of interest on this Note when the same becomes due and payable and such Default continues for a period of 30 days;

                  (b) the Maker defaults in the payment of principal on this Note when the same becomes due and payable, at maturity or otherwise, and such Default continues for a period of 30 days;

                  (c) the Maker fails to comply with any of the other agreements contained in this Note, and the Default continues for the period and after the notice specified below;

                  (d) the Maker pursuant to or within the meaning of any Bankruptcy Law (as defined below):

                           (i) commences a voluntary case;

                           (ii) consents to the entry of an order against it for relief in an involuntary case; or

                           (iii) makes a general assignment for the benefit of its creditors; or

                  (e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Maker in an involuntary case;

                           (ii) appoints a Custodian (as hereinafter defined) for all or substantially all of the assets of the Company; or

                           (iii) orders a liquidation of the Company.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law. The term "Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

         A default under clause (c) above shall not constitute an Event of Default until Payee notifies the Maker of the Default and the Maker does not cure the Default within 60 days of such notice. The notice must specify the Event of Default, demand that it be remedied, and state that it is a notice of Event of Default.

         3.02 Acceleration. If an Event of Default occurs and is continuing, the holder of this Note may, by notice to the Maker, declare the principal of and accrued interest on this Note to be immediately due and payable.

         3.03 Other Remedies. Subject to Section 3.02, if an Event of Default occurs and is continuing, the holder of this Note may pursue any available remedy to collect the payment of interest, principal or premium, if any, on this Note or to enforce any provision of this Note. A delay or omission by the holder of this Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

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4.       CONVERSION

         4.01 Conversion Privilege. Payee may convert this Note into the Common Stock, $.01 par value per share ("Common Stock") of Maker at any time after June 1, 1997 and before the close of business on the maturity date of this Note. The number of shares of Common Stock issuable upon conversion of the Note shall be determined by dividing the principal amount to be converted by the conversion price in effect on the conversion date and rounding down to the nearest full share.

         The initial conversion price shall be $1.00 per share, subject to adjustment in certain events.

         4.02 Conversion Procedure. To convert the Note, Payee shall surrender the Note to Maker. As soon as practical thereafter, the Company shall deliver, or cause to be delivered, a certificate for the number of full shares of Common Stock issuable upon the conversion and a check for the value of any fractional share. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the conversion date.

         If the Note is converted in part, the Maker shall issue to the Payee a new Note equal in principal amount to the unconverted portion of the Note surrendered.

         If the last day on which a Note may be converted is not a Business Day, the Note may be submitted for conversion on the next succeeding day that is a Business Day.

         4.03 Fractional Shares. Maker shall not issue a fractional share of Common Stock upon conversion of the Note. Instead, Maker shall deliver its check for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Current Market Price (as hereinafter defined) of a full share by the fraction and rounding upward to the nearest cent.

         The "Current Market Price" means the average of the Closing Market Prices (as hereinafter defined) for each of the trailing 30 trading days prior to the determination on the Current Market Price. The "Closing Market Price" means (a) the closing bid price on the NASDAQ National Market System (if so quoted) or the NASDAQ Small Cap listings (if so quoted), in each case as reported in the Wall Street Journal, or by the National Quotation Bureau, Inc., or (b) if the Common Stock shall not be so quoted, if the Common Stock shall be traded on the New York Stock Exchange or the American Stock Exchange, the closing sales price of the Common Stock on the exchange on which the Common Stock is listed or if there shall have been no sales on any day for which the Current Market Price is to be determined then the average of the bid and asked price at the end of such day. In the absence of such a quotation, the Maker shall determine the Current Market Price on the basis of such quotations as it considers appropriate.

         4.04 Taxes on Conversion. Maker shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, Payee shall pay any such tax which is due because the shares are issued in a name other than such Payee's name.

         4.05 Maker to Provide Stock. Maker shall, prior to June 1, 1997, reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of this Note.

         All shares of common Stock which may be issued upon conversion of the Note shall be fully paid and non-assessable.

         Maker shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the Note and shall use its best efforts to list such shares on each national securities exchange on which the Common Stock is listed and on the NASDAQ if the Common Stock is so listed.


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         4.06     Adjustment for Changes in Capital Stock.  If Maker:

                  (a) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (b) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (c) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (d) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                  (e) issues by reclassification of its Common Stock any shares of its capital stock,

then the conversion privilege and the conversion price in effect immediately prior to such action shall be adjusted so that the Payee may receive the number of shares of capital stock of the Company or amount of other consideration which Payee would have received immediately following such action if Payee had converted the Note immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         4.07 Adjustment for Rights Issue. If Maker distributes any rights or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the Current Market Price per share on that record, the conversion price shall be adjusted in accordance with the formula:


                                      N x P
                                      -----
                                  O +  M
                                  ------
                         C1 =  C x
                                      O + N

 where:

   C1   =   the adjusted conversion price.
   C    =   the current conversion price.
   O    =   the number of shares of Common Stock outstanding on the record date.
   N    =   the number of additional shares of Common Stock offered.
   P    =   the offering price per share of the additional shares.
   M    =   the  current  market  price  per  share of Common Stock on the record date.

         The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants.

         4.08 Adjustment for Other Distributions. If Maker distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase securities of Maker, the conversion price shall be adjusted in accordance with the formula:

                                            M - F
                                            -----
                              C1 = C x
                                               M


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where:

   C1    =     the adjusted conversion price.
   C     =     the current conversion price.
   M     =     the  Current  Market  Price  per  share of Common
               Stock on the record  date  mentioned  below.
   F     =     the fair  market  value on he record  date of the assets,
               securities, rights or warrants applicable to one share of Common Stock. Maker shall determine the fair market value.

         The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

         This Section 4.08 does not apply to (a) cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company, or (b) rights or warrants referred to in Section 4.07.

         4.09 When Adjustment May Be Deferred. No adjustment in the conversion price need be made unless the adjustment would require an increase or decrease of at least 1% in the conversion price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

         All calculations under this Section 4 shall be made to the nearest cent or to the nearest whole share, as the case may be.

         4.10 When No Adjustment Required. No adjustment need be made for rights to purchase Common Stock pursuant to a plan of the Maker for reinvestment of dividends or interest. No adjustment need be made for a change in, or elimination of, the par value of the Common Stock.

         To the extent the Note becomes convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         4.11 Notice of Adjustment. Whenever the conversion price is adjusted, Maker shall promptly mail to Payee a notice of the adjustment briefly stating the facts requiring the adjustment and the manner of computing it. Absent manifest error, the notice shall be conclusive evidence that the adjustment is correct.

         4.12     Notice of Certain Transactions.  If:

                  (a) Maker takes any action that would require an adjustment in the conversion price pursuant to Section 4.06, 4.07 or 4.08;

                  (b) Maker takes any action that would require a supplement to this Note pursuant to Section 4.13; or

                  (c) there is a liquidation or dissolution of Maker,

Maker shall mail to Payee a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. Maker shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.



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         4.13  Reorganization  of Maker.  If Maker is a party to a merger  which reclassifies or changes its outstanding Common Stock the person obligated to deliver securities, cash or other assets upon conversion of this Note shall enter into a supplement to this Note. If the issuer of securities deliverable upon conversion of the Note is an affiliate of the surviving, transferee or lessee corporation, that issuer shall join in the supplement.

         The supplement to this Note shall provide that the Payee may convert it into the kind and amount of securities, cash or other assets which he would have owned immediately after the consolidation, merger, transfer or lease if he had converted the Note immediately before the effective date of the transaction. The supplement to this Note shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section
4. The successor to Maker shall mail to Payee a notice briefly describing the supplement to this Note.

         If this Section applies, Section 4.06 shall not apply.

         4.14  Maker   Determination   Final.   Absent   manifest   error,   any
determination  that the Maker or its Board of Directors  shall make  pursuant to
Section 4.03, 4.06, 4.07, 4.08 or 4.11 shall be conclusive and binding upon the Payee.

5.       USURY

         It is the intention of the parties hereto to conform strictly to applicable usury laws now or hereafter in effect. In the event that any of the terms or provisions of this Note are in conflict with applicable usury law this
Section 5 shall govern as to such terms or provisions, and this Note shall in all other respects remain in full force and effect. If any transaction contemplated hereby would be usurious, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Note shall under no circumstances exceed the maximum interest allowed by applicable law. Accordingly, if interest in excess of the legal maximum is contracted for, charged or received: (i) this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the maximum rate of interest permitted by applicable law, for the purpose of determining said rate and to the extent permitted by applicable law, all interest contracted for, charged or received shall be amortized, prorated and spread throughout the full term of this Note so that the effective rate of interest is uniform throughout the life of this Note, and (ii) any excess of interest over the maximum amount allowed under applicable law shall be applied as a credit against the then unpaid principal amount hereof.

6.       MISCELLANEOUS

         The undersigned hereby waives presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, and hereby consents to any extensions of time, renewals, releases of any party to this Note, waivers or modifications that may be granted or consented to by the Payee in respect to the time of payment or any other provision of this Note. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCLUSIVE OF THE LAWS GOVERNING CONFLICTS OF LAWS) OF THE COMMONWEALTH OF MASSACHUSETTS.





                          By:  Maurice E. Needham
                             ----------------------
                            Name: Maurice E. Needham
                         Title: Chief Executive Officer


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